                        CROWN CORK & SEAL COMPANY, INC.

                            Officers' Certificate

         The undersigned, Craig R. L. Calle, the duly qualified and elected Vice President and Treasurer of Crown Cork & Seal Company, Inc., a Pennsylvania corporation (the "Company") and Richard L. Krzyzanowski, the duly qualified and elected Secretary of the Company, pursuant to the authority granted by the Board of Directors of the Company on December 17, 1992, in accordance with
Section 3.1 of the Indenture, dated as of April 1, 1993, between the Company, as issuer and Chemical Bank, as trustee (the "Indenture"), hereby certify as follows:

    1. The title of the Securities (as defined in the Indenture) to be issued is the 7% Notes Due 1999 (the
         "Notes").

    2. The aggregate principal amount of Notes which may be authenticated and delivered under the Indenture is U.S. $100,000,000 (except for Securities authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, the Notes pursuant to Sections 3.4, 3.5, 3.6, 9.6 or 11.7 of the Indenture).

    3. The principal of the Notes shall be payable on June 15, 1999.

    4. The Notes shall bear interest from June 16, 1994, their date of issue, at the annual rate of 7%. Interest shall be payable semi-annually on June 15 and December 15 of each year, commencing December 15, 1994, to holders of record on the preceding June 1 or December 1, as the case may be.

    5. The place for payment of principal of and interest on the Notes and surrender for exchange of the Notes shall be as specified in the Notes.

    6. The provisions of Section 4.1 relating to the satisfaction and discharge of Securities of any series shall apply to the Notes.

    7. The Notes shall not be subject to redemption at the option of the Company prior to maturity.

    8. The Company shall not be obligated to redeem or purchase the Notes pursuant to any sinking fund or at the option of the holder thereof.

    9. The Notes shall be subject to the Events of Default set forth in Section 5.1 of the Indenture, to the covenants of the Company set forth in Article X of the Indenture, and to the provisions of Section 10.11 of the Indenture.


         IN WITNESS WHEREOF, I have affixed my signature hereto this 16th day of June, 1994.



                                     /s/  Craig R.L. Calle

                                     Craig R.L. Calle
                                     Vice President and Treasurer



                                     /s/  Richard L. Krzyzanowski

                                     Richard L. Krzyzanowski
                                     Secretary
